KIT digital Reports Record Q4 and Full Year 2011 Results

PRAGUE, Czech Republic and NEW YORK, New York – March 15, 2011 – KIT digital, Inc. (NASDAQ: KITD), a leading premium cloud-based software solutions and technology services provider for multiscreen video management and delivery, reported fourth quarter and full year 2011 results for the period ended December 31, 2011. All figures are listed in U.S. dollars.

Q4 2011 Highlights

•	Revenue up 12% sequentially to record $70.0 million and up 82% over Q4 2010
•	Non-GAAP operating income (formerly referred to as operating EBITDA) was up 15% sequentially to $16.5 million and up 144% over Q4 2010
•	Cash-based adjusted EPS totaled $0.37 in Q4 2011, from $0.02 in 2010
•	Achieved positive free cash flow in the month of December 2011 of $2.5 million

Full Year 2011 Highlights

•	Revenue up 102% to record $214.9 million from $106.6 million in 2010
•	Non-GAAP operating income increased 159% to $47.4 million from $18.3 million in 2010
•	Cash-based adjusted EPS totaled $0.56 in 2011, an improvement from $(0.15) in 2010
•	GAAP net loss was $25.4 million or $(0.61) per basic and diluted share in 2011, an improvement from a net loss of $35.3 million or $(1.63) per basic and diluted share in 2010

Other Q4 2011 Financial Results

The company estimates approximately 69% of the revenues in Q4 2011 were related to video platform fees, and approximately 31% were derived from fees related to broadcast systems integration, solutions and interface design, content transformation and other professional services.

GAAP net income was $2.2 million or $0.05 per basic share in Q4 2011, compared to $4.8 million or $0.11 per basic share in the previous quarter, and an improvement from a net loss of $8.5 million or $(0.31) per basic and diluted share in Q4 2010.

Non-GAAP operating income increased 15% to $16.5 million from $14.3 million in the previous quarter, and increased 144% from $6.7 million in Q4 2010 (see important discussion of non-GAAP operating income in “About Presentation of Non-GAAP Metrics,” below).

Cash-based adjusted EPS in Q4 2011 totaled $0.37, an improvement from $0.31 in Q3 2011 and $0.02 in Q4 2010 (see important discussion of cash-based adjusted EPS in “About Presentation of Non-GAAP Metrics,” below).

Research and development (R&D) expenses in Q4 2011 were estimated at approximately 6-7% of total revenue. While the company will continue to expense rather than capitalize R&D as an accounting policy, it plans to report R&D expenses in its public filings starting in 2012.

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Cash and cash equivalents at December 31, 2011 totaled $47.8 million, as compared to $60.0 million at September 30, 2011. It is important to note that the cash level at the end of the year was after approximately $10.5 million in acquisition consideration paid out in cash in Q4.

Common shares outstanding at December 31, 2011 were 46.3 million.

Operating Metrics Summary
	Q1-11	Q2-11	Q3-11	Q4-11
Customers (~)	2,200	2,300	2,400	2,450
Monthly Recurring Revenue per Client (MRR) (~)	$3,200	$4,800	$6,200	$6,600
Pipeline Growth (weighted probability method) (~)	2.3%	2.9%	4.1%	4.0%
Revenue Churn	0.3%	0.4%	0.4%	0.2%
DSOs (adjusted for intra-period acquisitions)	83	89	93	86

Q4 2011 Commercial Wins

KIT digital added more than 25 net new client contracts during Q4 2011, with estimated average monthly revenue per client in excess of $35,000. This increased the company’s client base to approximately 2,450 customers at December 31, 2011.

The company experienced significant additional utilization and, in some cases, contract extensions with AT&T, BSkyB, The Walt Disney Company and other tier 1 customers.

Selected new client wins included:

•	Grupo Clarin, the largest media company in Argentina chose the KIT Video Platform to support its online and mobile broadcasting initiatives;

•	Iusacell, one of Mexico’s largest telecommunications companies, selected KIT digital for multiple next-generation video services for its mobile network operations and fiber-to-the-home business;

•	Initial launch customers for KIT digital’s newly released extensions to its connected device framework that allow video to be controlled on the Xbox game console using gesture and voice control included Channel Four, Channel Five, Prisa (Spain), and other broadcasters and network operators in Europe and Asia;

•	OSN, the largest satellite TV provider in the MENA region, chose the KIT Video Platform to provide advanced over-the-top VOD and live TV platform;

•	RTE, a leading Irish broadcaster, engaged KIT digital to develop the RTE Player, a catch-up TV service available on iPad, iPhone and iPod Touch;

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•	Liberty Global, a leading international multi-systems cable operator, selected KIT digital for extension to its video platform that is being rolled out across all of Liberty Global’s worldwide subsidiaries. The service provides subscribers with the flexibility to access video content on multiple devices anywhere there is a broadband connection;

•	SATV, the largest integrated entertainment television broadcaster in Bangladesh, selected KIT digital to deploy a next-generation TV infrastructure solution in advance of its launch in Bangladesh;

•	IBM was added as a key new technology, marketing and deployment partner for the KIT Video Platform.

Management Commentary

“Our strong organic growth is reflected in these quarterly and annual record results,” said KIT digital’s chairman and CEO, Kaleil Isaza Tuzman. “We grew organically at an annualized rate of more than 50% in Q4, as we won tier 1 network-operator and media client deals in all three of our regions. When adjusting for the effect of acquired companies in the comparable periods, we grew organically by 33% in 2011 over 2010.

"In addition to growing our customer base, we increased the amount of high-margin recurring revenue generated from each customer. Our monthly recurring revenue per customer more than doubled during the course of the year. We see this as evidence of the growth within our recurring, high-margin license and utilization fees segments (together, ‘platform fees’), particularly among large customers.

“The investments we are making now support our conviction that we have set the stage for a strong 2012 and beyond. We are seeing a growing stream of formal RFPs and OTT deployment opportunities globally, fueled by an ‘arms race’ between and amongst MSOs/service providers, content owners, and consumer electronics manufacturers who act as ‘virtual network operators.’”

Gavin Campion, KIT digital’s president, added: “Our organization has implemented more tier 1 OTT platforms than any of our competitors on a global basis, and demand in the marketplace is increasing. We foresee rapid growth in coming quarters and years across the world, with particular acceleration in emerging markets like Latin America, the Middle East and Southeast Asia.

“Our additional commitment of resources in Q4 and our incremental investment and rationalization plan of approximately $16 million in the first half of 2012 should reinforce our leadership position. This increased investment will go towards sales and marketing, R&D, and client services capabilities to support future growth, and we expect the rationalization of certain offices and client service centers to lead to savings of up to $10 million in 2013.”

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Growth Outlook

KIT digital reaffirmed its full year 2012 guidance:

•	Revenue to range between $320 million and $330 million, representing an increase over 2011 of approximately 30% organically (using pro forma 2011 revenues of $246 million)

•	Non-GAAP operating income margin between 23.5% and 25.5%

•	Finish the year with a run-rate non-GAAP operating income margin in the range of 27% to 29%

•	Cash-based adjusted EPS expected to range between $1.35 to $1.45 per share

Management adds to this outlook for 2012 an expectation of free cash flow to range between $25 million and $35 million (after taking into account previously mentioned additional investments in 1H 2012, as well as changes in working capital).

The company also reaffirmed its previous Q1 2012 guidance:

•	Revenue of at least $72 million, representing a 3% sequential and organic increase over Q4 2011, and up 109% from $34.5 million in Q1 2011

•	Cash-based adjusted EPS expected to range between $0.25 and $0.30 per share

Management does not expect to generate positive free cash flow in the first quarter due to the additional investments and rationalization in the business that are expected to come largely in Q1 and Q2. There are also specific temporary outlays of cash in Q1 required to support certain larger client implementations—for example, to fund letters of credit and performance bonds—which are expected to be returned to the company over a short period of time. The timing of these uses is such that the company expects to see a significant ‘step function’ into positive cash flow in the second quarter, with growth in free cash flow from that point forward during the year.

The company has completed a four-year aggressive consolidation phase and is now focused on a “normalized” M&A activity appropriate to a software company at its growth rate and current stage of development. Key elements of the company’s M&A strategy include targeting small acquisitions that:

•	Support the company’s R&D organization by adding discrete technology and intellectual property that pass the “Buy versus Build” test;

•	Bolster resources in key growth regions (e.g., South East Asia, Latin America, Middle East) to support local implementations and client services;

•	Expand commercial footprint in specific growth regions or client verticals;

The company maintains a bias towards using operating free cash flow and debt where possible, with equity an option particularly for small services-led acquisitions. This could include, for example, small acquisitions in the Asia-Pacific and Latin American regions the company is currently considering to bolster delivery and client service resources in those regions.

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The company intends to file for a short-term extension for the submission of its 2011 Form 10-K, to allow for verification of intangibles valuation and completion of other items related to accounting for acquisitions completed in 2011.

Conference Call

KIT digital’s executive management team will host an online video broadcast to discuss its fourth quarter and full year 2011 results today (Thursday, March 15) at 10:30 a.m. Eastern time (3:30 p.m. Central European time). The presentation will be followed by a question and answer period.

The video broadcast of the presentation will be streamed online via a link provided in the Investor Relations section of the company's website. Please go to the website at least a few minutes before the call in order to register your name and access the video player page.

The Q&A session will not be video webcasted. For participants who wish to listen to and participate in the Q&A session, or access the call via telephone only, please dial the conference telephone number below at least 5-10 minutes prior to the scheduled start time:

Date: Thursday, March 15, 2012

Time: 10:30 a.m. Eastern time (3:30 p.m. Central European time)

Dial-in # (North America): 1-877-941-4774

Dial-in # (outside of North America): 1-480-629-9760

Conference ID: 4523402

If you are planning to watch the video broadcast, but will also dial in to participate in the Q&A session following management’s presentation, please remember to place your telephone handset down until the Q&A session begins and listen to management’s presentation through your computer speakers. This will help avoid the necessary audio lag time between the phone line and the Internet audio streaming.

If you have any difficulty connecting with the conference call, please contact Liolios Group at +1-949-574-3860.

An online replay of the entire broadcast and Q&A will be available via the Investor Relations section of the company’s website later today. A telephone replay of the call will also be available after 1:30 p.m. Eastern time and until April 15, 2012:

Toll-free replay # (North America): 1-877-870-5176

International replay # (outside of North America): 1-858-384-5517

Replay pin number: 4523402

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About KIT digital, Inc.

KIT digital (NASDAQ: KITD) is a premium provider of end-to-end video management software and related services. The KIT Video Platform, the company's cloud-based video asset management system, enables enterprise, media & entertainment and network operator clients to produce, manage and deliver multiscreen socially-enabled video experiences to audiences wherever they are. KIT digital services nearly 2,500 clients in 50+ countries including some of the world's biggest brands, such as Airbus, The Associated Press, AT&T, BBC, Bristol-Myers Squibb, BSkyB, Disney-ABC, FedEx, Google, HP, Mediaset, MTV, News Corp, Telecom Argentina, Telefonica O2, Universal Studios, Verizon, Vodafone and Volkswagen. KIT digital maintains executive offices in New York and its operational headquarters in Prague, Czech Republic, with offices in 21 countries around the world. Visit the company at www.kitd.com or follow on Twitter at www.twitter.com/KITdigital.

About Cash-Based Adjusted EPS, Free Cash Flow and Non-GAAP Operating Income

As noted in previous quarterly press releases and conference calls, beginning with Q4 2011 results, KIT digital will report cash-based adjusted EPS, a non-GAAP metric defined as GAAP EPS after adding back non-cash items, including derivative income/loss, stock-based compensation, impairment of property and equipment, depreciation and amortization, as well as legal, accounting and financial advisory fees directly related to mergers and acquisitions. Management believes this metric provides an effective view of normalized free cash flow generated from operations (i.e., excluding unusual items and changes in working capital), once adjusted for capital expenditures. The company estimates its capital expenditures to be 3.5% to 4.5% of revenues, mostly related to maintenance-level capex since the company does not capitalize research and development costs. In calculating cash-based adjusted EPS, the company does not add back acquisition-related restructuring and integration expenses. Company references to free cash flow generated during completed periods (including its reference to $2.5 million of free cash-flow generated in December 2011) refer to actual cash flow from operations less capital expenditures.

Cash-based adjusted EPS is defined as GAAP EPS after adding back non-cash items, including derivative income/loss, stock-based compensation, impairment of property and equipment, depreciation and amortization, as well as legal, accounting and financial advisory fees directly related to mergers and acquisitions. Management believes this metric provides an effective view of normalized free cash flow generated from operations (i.e., excluding unusual items and changes in working capital), once adjusted for capital expenditures.

Non-GAAP operating income, which the company previously referred to as operating EBITDA, is defined as earnings before non-cash derivative income/loss, non-cash stock-based compensation, impairment of property and equipment, merger and acquisition expenses, restructuring and integration expenses, and depreciation and amortization. It is important to note that the company did not report any restructuring and integration expenses in Q4 2011.

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GAAP to non-GAAP Reconciliation	Three months ended		Twelve Months ended
(amounts in thousands)	December 31,		December 31,
	2011	2010	2011	2010
Consolidated Statement of Operations Reconciliation

Net income (loss) on a GAAP basis	$2,160	$(8,502)	$(25,356)	$(35,260)
Non-cash stock-based compensation	6,373	1,796	18,330	4,705
Merger and acquisition and investor relations expenses	2,075	2,037	18,739	5,448
Depreciation and amortization	6,288	2,258	14,912	8,368
Restructuring charges	-	-	3,352	3,481
Integration expenses	-	5,705	21,022	16,539
Impairment of intangible assets	-	438	-	438
Interest income	(42)	(49)	(217)	(82)
Interest expense	641	297	1,983	860
Amortization of deferred financing costs	104	19	302	52
Derivative (income) expense	(9)	2,365	(3,679)	12,891
Other (income) expense	(1,486)	(110)	(2,495)	365
Income tax expense	347	494	473	518
Non-GAAP Operating income	$16,451	$6,748	$47,366	$18,323

Consolidated Statement of Operations Reconciliation per Share

Basic net income (loss) per share on a GAAP basis	$0.05	$(0.31)	$(0.61)	$(1.63)
Non-cash stock-based compensation	0.14	0.07	0.44	0.22
Merger and acquisition and investor relations expenses	0.04	0.07	0.45	0.25
Depreciation and amortization	0.14	0.08	0.36	0.39
Restructuring charges	-	-	0.08	0.16
Integration expenses	-	0.21	0.51	0.77
Impairment of intangible assets	-	0.02	-	0.02
Interest income	-	-	-	-
Interest expense	0.01	0.01	0.05	0.04
Amortization of deferred financing costs	-	-	0.01	-
Derivative (income) expense	-	0.09	(0.09)	0.60
Other (income) expense	(0.03)	(0.01)	(0.06)	0.01
Income tax expense	0.01	0.02	0.01	0.02
Non-GAAP Operating income per share	$0.36	$0.25	$1.15	$0.85

Basic weighted average common shares outstanding	46,282,273	27,537,967	41,355,265	21,586,655

GAAP to non-GAAP Reconciliation	Three months ended		Twelve Months ended
(amounts in thousands)	December 31,		December 31,
	2011	2010	2011	2010
Consolidated Statement of Operations Reconciliation

Net income (loss) on a GAAP basis	$2,160	$(8,502)	$(25,356)	$(35,260)
Non-cash stock-based compensation	6,373	1,796	18,330	4,705
Merger and acquisition and investor relations expenses	2,075	2,037	18,739	5,448
Depreciation and amortization	6,288	2,258	14,912	8,368
Impairment of intangible assets	-	438	-	438
Amortization of deferred financing costs	104	19	302	52
Derivative (income) expense	(9)	2,365	(3,679)	12,891
Cash-Based Adjusted income	$16,991	$411	$23,248	$(3,358)

Consolidated Statement of Operations Reconciliation per Share

Basic net income (loss) per share on a GAAP basis	$0.05	$(0.31)	$(0.61)	$(1.63)
Non-cash stock-based compensation	0.14	0.07	0.44	0.22
Merger and acquisition and investor relations expenses	0.04	0.07	0.45	0.25
Depreciation and amortization	0.14	0.08	0.36	0.39
Impairment of intangible assets	-	0.02	-	0.02
Amortization of deferred financing costs	-	-	0.01	-
Derivative (income) expense	-	0.09	(0.09)	0.60
Cash-Based Adjusted income per share	$0.37	$0.02	$0.56	$(0.15)

Basic weighted average common shares outstanding	46,282,273	27,537,967	41,355,265	21,586,655

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About Presentation of Non-GAAP Metrics

Non-GAAP metrics referred to herein include non-GAAP operating income, cash-based adjusted EPS, and free cash flow. None of these metrics are calculated in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered in isolation, or as an alternative to net income, operating income or other financial measures reported under GAAP. Other companies (including the company's competitors) may define these metrics differently. The company presents these metrics because it believes them to be important supplemental measures of performance. Management also uses some of this information internally for forecasting, budgeting and performance-based executive compensation. It may not be indicative of the historical operating results of KIT digital nor is it intended to be predictive of potential future results.

Important Cautions Regarding Forward-Looking Statements
This press release contains certain "forward-looking statements" related to the businesses of KIT digital, Inc., which can be identified by the use of forward-looking terminology, such as "believes," "estimates," "expects," "intends," "anticipates", "will continue," "projects," "plans" and variations of such words or similar expressions, but their absence does not mean that the statement is not forward-looking. Statements in this announcement that are forward-looking include, but are not limited to, statements made by management regarding estimated levels of revenues, non-GAAP operating margin, and cash-based adjusted EPS in the first quarter and full year of 2012, estimated capital expenditures as a percentage of revenues, expected revenue contributions from its Sezmi acquisition, anticipated organic annual growth rate, potential strategic transactions and future stock listing on the LSE. Such forward-looking statements involve known and unknown risks and uncertainties, including uncertainties relating to product development and commercialization, integration of acquired businesses, the ability to obtain or maintain patent and other proprietary intellectual property protection, market acceptance, future capital requirements, regulatory actions or delays, competition in general and other factors that may cause actual results to be materially different from those described herein. Certain of these risks and uncertainties are or will be described in greater detail in our public filings with the U.S. Securities and Exchange Commission. Except as required by U.S. federal securities laws, KIT digital is not under obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

KIT digital Investor Contacts:

Murray Arenson

VP, Investor Relations & Corporate Development

Tel. +1-646-553-4900

murray.arenson@kit-digital.com

Matt Glover or Geoffrey Plank

Liolios Group, Inc.

Tel. +1-949-574-3860

info@liolios.com

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KIT DIGITAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in Thousands, Except Share Data)

	December 31, 2011	December 31, 2010

Assets:
Current assets:
Cash and cash equivalents	$47,764	$141,233
Restricted cash	238	2,000
Investment	1,915	1,050
Accounts receivable, net	73,970	29,349
Unbilled revenue	13,899	537
Inventory, net	1,338	301
Loan receivable, current portion	2,756	2,486
Other current assets	11,350	5,104
Total current assets	153,230	182,060

Property and equipment, net	12,070	5,987
Loan receivable, net of current	5,876	8,361
Deferred tax assets	4,556	-
Intangible assets	65,242	13,248
Goodwill	268,884	89,004
Total assets	$509,858	$298,660

Liabilities and Stockholders' Equity:
Current liabilities:
Capital lease and other obligations, current portion	$171	$608
Secured notes payable, net of debt discount, current portion	6,406	1,709
Notes payable	2,525	-
Accounts payable	18,245	12,740
Accrued expenses	6,651	6,411
Deferred revenue	5,276	4,223
Income tax payable	1,207	858
Deferred tax liability	17,795	682
Acquisition liabilities, current portion	15,765	2,115
Derivative liability	557	6,096
Other current liabilities	25,503	2,887
Total current liabilities	100,101	38,329

Capital lease and other obligations, net of current	201	175
Secured notes payable, net of current	11,868	4,127
Acquisition liabilities, net of current	41,990	10,405
Total liabilities	154,160	53,036

Equity:
Stockholders' equity:
Common stock, $0.0001 par value: authorized 150,000,000 shares; issued and outstanding 46,342,8 51and 33,196,952, respectively	5	3
Additional paid-in capital	514,145	375,578
Accumulated deficit	(154,559)	(129,203)
Accumulated other comprehensive income (loss)	(3,893)	(754)
Total stockholders' equity	355,698	245,624
Total liabilities and stockholders' equity	$509,858	$298,660

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KIT DIGITAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Amounts in Thousands, Except Share and Per Share Data)

	Three months ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Revenue	$70,018	$38,432	$214,932	$106,597

Variable and direct third party costs:
Cost of goods and services (exclusive of depreciation shown separately below)	10,519	15,165	43,819	37,355
Hosting, delivery, reporting and content costs	3,468	1,620	10,703	5,401
Direct third party creative production costs	519	767	1,856	3,387
Total variable and direct third party costs	14,506	17,552	56,378	46,143

Gross profit	55,512	20,880	158,554	60,454

General and administrative expenses:
Compensation, travel and associated costs (including non-cash stock-based compensation of $6,373, $1,796, $18,330 and $4,705, respectively)	38,157	9,496	106,355	31,041
Legal, accounting, audit and other professional service fees	1,172	1,225	3,423	2,870
Office, marketing and other corporate costs	6,105	5,207	19,740	12,925
Merger and acquisition and investor relations expenses	2,075	2,037	18,739	5,448
Depreciation and amortization	6,288	2,258	14,912	8,368
Restructuring charges	-	-	3,352	3,481
Integration expenses	-	5,705	21,022	16,539
Impairment of intangible assets	-	438	-	438

Total general and administrative expenses	53,797	26,366	187,543	81,110

Income (loss) from operations	1,715	(5,486)	(28,989)	(20,656)

Interest income	42	49	217	82
Interest expense	(641)	(297)	(1,983)	(860)
Amortization of deferred financing costs and debt discount	(104)	(19)	(302)	(52)
Derivative income (expense)	9	(2,365)	3,679	(12,891)
Other (expense) income	1,486	110	2,495	(365)

Net income (loss) before income taxes	2,507	(8,008)	(24,883)	(34,742)

Income tax benefit (expense)	(347)	(494)	(473)	(518)

Net income (loss) available to common shareholders	$2,160	$(8,502)	$(25,356)	$(35,260)

Basic net income (loss) per common share	$0.05	$(0.31)	$(0.61)	$(1.63)
Basic weighted average common shares outstanding	46,282,273	27,537,967	41,355,265	21,586,655

Comprehensive income (loss):
Net income (loss)	$2,160	$(8,502)	$(25,356)	$(35,260)
Foreign currency translation	(1,693)	(530)	(3,186)	(557)
Change in unrealized gain on investments, net	43	15	52	133
Comprehensive income (loss):	$510	$(9,017)	$(28,489)	$(35,684)

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